Exhibit 25.1

FORM T-1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2)           |__|

THE BANK OF NEW YORK
(Exact name of trustee as specified in its charter)

New York (State of incorporation if not a U.S. national bank)	13-5160382 (I.R.S. employer identification no.)
One Wall Street, New York, N.Y. (Address of principal executive offices)	10286 (Zip code)

B&G FOODS HOLDINGS CORP.

 (Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	13-3918742 (I.R.S. employer identification no.)

B&G FOODS, INC.

 (Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	13-3916496 (I.R.S. employer identification no.)

BGH HOLDINGS INC.

 (Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	36-3867424 (I.R.S. employer identification no.)

BLOCH & GUGGENHEIMER, INC.

 (Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	36-1208070 (I.R.S. employer identification no.)

HERITAGE ACQUISITION CORP.

 (Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	22-3640377 (I.R.S. employer identification no.)

MAPLE GROVES FARMS OF VERMONT, INC

 (Exact name of obligor as specified in its charter)

Vermont (State or other jurisdiction of incorporation or organization)	03-0259252 (I.R.S. employer identification no.)

ORTEGA HOLDINGS INC.

 (Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	90-0103279 (I.R.S. employer identification no.)

POLANER, INC.

 (Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	22-3210182 (I.R.S. employer identification no.)

TRAPPEY’S FINE FOODS, INC.

 (Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	22-2934591 (I.R.S. employer identification no.)

WILLIAM UNDERWOOD COMPANY

 (Exact name of obligor as specified in its charter)

Massachusetts (State or other jurisdiction of incorporation or organization)	04-1919830 (I.R.S. employer identification no.)

Four Gatehall Drive Suite 110 Parsippany, New Jersey (Address of principal executive offices)	07054 (Zip code)

% Senior Subordinated Notes due 2014
(Title of the indenture securities)

1.                                      General information.  Furnish the following information as to the Trustee:

(a)                                  Name and address of each examining or supervising authority to which it is subject.

Name	Address
Superintendent of Banks of the State of New York	2 Rector Street, New York, N.Y. 10006, and Albany, N.Y. 12203

Federal Reserve Bank of New York	33 Liberty Plaza, New York, N.Y. 10045

Federal Deposit Insurance Corporation	Washington, D.C. 20429

New York Clearing House Association	New York, New York10005

(b)                                  Whether it is authorized to exercise corporate trust powers.

Yes.

2.                                      Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.                               List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.                                       A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers.  (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672 and Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637.)

4.                                       A copy of the existing By-laws of the Trustee.  (Exhibit 4 to Form T-1 filed with Registration Statement No. 33-31019.)

6.                                       The consent of the Trustee required by Section 321(b) of the Act.  (Exhibit 6 to Form T-1 filed with Registration Statement No. 33-44051.)

7.                                       A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 26th day of March, 2004.

THE BANK OF NEW YORK

By:	/s/ ROBERT A. MASSIMILLO
	Name:	ROBERT A. MASSIMILLO
	Title:	VICE PRESIDENT

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK

of One Wall Street, New York, N.Y. 10286
And Foreign and Domestic Subsidiaries,

a member of the Federal Reserve System, at the close of business December 31, 2003, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

ASSETS	Dollar Amounts In Thousands
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	$3,752,987
Interest-bearing balances	7,153,561
Securities:
Held-to-maturity securities	260,388
Available-for-sale securities	21,587,862
Federal funds sold and securities purchased under agreements to resell
Federal funds sold in domestic offices	165,000
Securities purchased under agreements to resell	2,804,315
Loans and lease financing receivables:
Loans and leases held for sale	557,358
Loans and leases, net of unearned income	36,255,119
LESS: Allowance for loan and lease losses	664,233
Loans and leases, net of unearned income and allowance	35,590,886
Trading Assets	4,892,480
Premises and fixed assets (including capitalized leases)	926,789
Other real estate owned	409
Investments in unconsolidated subsidiaries and associated companies	277,788
Customers’ liability to this bank on acceptances outstanding	144,025
Intangible assets
Goodwill	2,635,322
Other intangible assets	781,009

Other assets	7,727,722
Total assets	$89,257,901
LIABILITIES
Deposits:
In domestic offices	$33,763,250
Noninterest-bearing	14,511,050
Interest-bearing	19,252,200
In foreign offices, Edge and Agreement subsidiaries, and IBFs	22,980,400
Noninterest-bearing	341,376
Interest-bearing	22,639,024
Federal funds purchased and securities sold under agreements to repurchase
Federal funds purchased in domestic offices	545,681
Securities sold under agreements to repurchase	695,658
Trading liabilities	2,338,897
Other borrowed money: (includes mortgage indebtedness and obligations under capitalized leases)	11,078,363
Bank’s liability on acceptances executed and outstanding	145,615
Subordinated notes and debentures	2,408,665
Other liabilities	6,441,088
Total liabilities	$80,397,617
Minority interest in consolidated subsidiaries	640,126

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,135,284
Surplus	2,077,255
Retained earnings	4,955,319
Accumulated other comprehensive income	52,300
Other equity capital components	0
Total equity capital	8,220,158
Total liabilities minority interest and equity capital	$89,257,901

I, Thomas J. Mastro, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

Thomas J. Mastro,
Senior Vice President and Comptroller

We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

Thomas A. Renyi Gerald L. Hassell Alan R. Griffith	Directors